                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-12

                         CITIZENS FINANCIAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:
         (2)     Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4)     Proposed maximum aggregate value of transaction:
         (5)     Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing party:
         (4)      Date filed:

                         CITIZENS FINANCIAL CORPORATION
                           The Marketplace, Suite 300
                             12910 Shelbyville Road
                           Louisville, Kentucky 40243

                  NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

         You are cordially invited to attend this year's Annual Meeting of Shareholders of Citizens Financial Corporation.

DATE:             Thursday, May 23, 2002

TIME:             4:00 p.m., EDT (Louisville time)

PLACE:            The Marketplace, Suite 300
                  12910 Shelbyville Road
                  Louisville, Kentucky 40243

AGENDA:           The agenda for meeting includes:

                  The election of seven directors for a term of one year; and

                  The transaction of such other business as may properly come before the meeting.

RECORD DATE:      The record date for  determining  shareholders  entitled to vote at the meeting is the close of business on April 16, 2002.

         Even if you plan to attend the meeting, please complete, sign, date and return the enclosed proxy. You may attend even though you have returned the proxy. If you decide to revoke your proxy for any reason, you may do so at any time before the voting as described in the accompanying Proxy Statement.

                                  By Order of the Board of Directors,


                                  DARRELL R. WELLS
                                      PRESIDENT AND CHIEF
                                      EXECUTIVE OFFICER

Louisville, Kentucky
April 23, 2002

                              PLEASE VOTE PROMPTLY

                         CITIZENS FINANCIAL CORPORATION
                           The Marketplace, Suite 300
                             12910 Shelbyville Road
                           Louisville, Kentucky 40243

                                 PROXY STATEMENT

         This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens Financial Corporation. The proxies we receive will be voted at the Annual Meeting of Shareholders of Citizens Financial on Thursday, May 23, 2002, beginning at 4:00 p.m., EDT. The Annual Meeting will be held at our offices in Suite 300, The Marketplace, 12910 Shelbyville Road, Louisville, Kentucky.

         Your vote is important. Please complete, date and sign the enclosed proxy and return it in the enclosed postage-paid return envelope so your shares are represented at the Annual Meeting.

         This proxy statement provides information about Citizens Financial, the proposals on the agenda for the Annual Meeting and this proxy solicitation. The terms "we," "our," "Citizens Financial" and the "Company" used in this statement refer to Citizens Financial Corporation. This statement and the enclosed proxy are first being sent to shareholders on or about April 23, 2002.


                                     VOTING

         VOTING RIGHTS. You are entitled to notice of the Annual Meeting and to vote your Class A Stock if our records showed that you owned your shares as of the close of business on April 16, 2002. At that time, there were 1,716,815 shares of Class A Stock outstanding and entitled to vote. You have one vote for each share of Class A Stock you own on all proposals other than the election of directors. In the election of directors, you have "cumulative" voting rights under Kentucky law. This means that you have as many votes as equals the number of shares you own multiplied by the number of directors to be elected, and you may give all your votes to a single nominee or distribute your votes among nominees in any manner you desire.

         USING A PROXY CARD TO VOTE. If you hold your shares in your own name, you may indicate on the enclosed proxy how you want your shares voted and sign, date and mail the proxy card in the enclosed postage-paid envelope. The persons named on the proxy will vote your shares in accordance with those instructions. If you give us a proxy card without giving specific voting instructions, your shares will be voted for the director nominees named in this statement. We are not aware of any other matters to be presented at the meeting except for those described in this statement. If any other matters not described in this statement are properly presented at the meeting, the persons named on the proxy will have the authority to vote your shares in their discretion and will vote them in accordance with the recommendations of the Board of Directors. If the meeting is adjourned to a later time, they may vote your shares at the new time as well, unless you revoke your proxy. The persons named on the proxy may vote cumulatively in the election of directors.

         If your Class A Stock is held in "street name," the broker, bank or other nominee holding your shares will send you directions you must follow in order to give instructions on how to vote your shares.

         HOW TO REVOKE YOUR PROXY. If you return the proxy before the Annual Meeting, you may revoke it at any time before it is voted. You may revoke the proxy by (1) delivering written notice of revocation to the Secretary of Citizens Financial or (2) delivering a later-dated proxy or (3) voting in person at the meeting.

         If your Class A Stock is held in "street name," the broker, bank or other nominee holding your shares will send you directions you must follow in order to revoke or change your prior instructions on how to vote your shares.

         VOTES REQUIRED. To transact business at the Annual Meeting, a majority of the outstanding Class A Stock entitled to vote must be represented at the meeting in person or by proxy. If you have returned a properly executed proxy or attend the meeting in person, your Class A Stock will be counted for the purpose of determining whether a majority is represented, even if you wish to abstain from voting on some or all matters introduced at the meeting. A "broker non-vote" can occur if shares are held by a broker, bank or other nominee who does not have authority to vote on a particular matter. Like abstentions, broker non-votes will be counted for determining if a majority is represented at the meeting. We do not count abstentions or broker non-votes as votes for or against a proposal. As a result, they will not affect the outcome of the vote in the election of directors. In the election of directors, the seven nominees receiving the greatest number of votes will be elected.



                             YOUR VOTE IS IMPORTANT.

YOU MAY SAVE US THE EXPENSE OF A SECOND MAILING BY PROMPTLY RETURNING THE ENCLOSED PROXY. PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE REQUIRED NUMBER OF SHARES MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF IT IS MAILED WITHIN THE UNITED STATES.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table reflects the beneficial ownership of our Class A Stock as of April 16, 2002 [i] by Darrell R. Wells, a director and officer who is the only person we know to own beneficially more than five percent (5%) of our Class A Stock, [ii] by each of our other directors individually, [iii] by each of the other named officers reflected in the Summary Compensation Table individually and [iv] by all of our directors and executive officers as a group. We believe that each person named or included below has the sole voting and investment power with respect to the amount of Class A Stock listed, unless otherwise indicated.

                                         OWNERSHIP OF CLASS A STOCK
                                                                    PERCENT OF
SHAREHOLDER                            SHARES                         CLASS

Darrell R. Wells(1)                  956,694(2)                      55.72%
Suite 310, 4350 Brownsboro Road
Louisville, Kentucky  40207

John H. Harralson, Jr.                12,468                           *

Lane A. Hersman                        3,700                           *

Frank T. Kiley                        24,303                          1.42%

Earle V. Powell                       16,465                           *

Thomas G. Ward                        24,169                          1.41%

Margaret A. Wells(1)                 956,694(2)                      55.72%

Brent L. Nemec                            0                            *

Stephen L. Marco                        100                            *

Robert N. Greenwood                   2,979                            *

14  Directors  and  Executive
Officers as a Group               1,041,585                          60.67%

------------------
* Less than 1%.
(1) Margaret A. Wells, a director, is the wife of Darrell R. Wells. Under the federal securities laws, a person is presumed to be the beneficial owner of securities held by members of the person's immediate family sharing the same household. Accordingly, the shares reported as beneficially owned by Mr. Wells and Ms. Wells are the same shares.

(2) Mr. Wells shares voting and investment power with respect to 67,315 shares of the Class A Stock.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         At the Annual Meeting, a full Board of Directors will be elected to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualify. The terms of all present directors will expire at the conclusion of the election of directors at the Annual Meeting. Under the Company's Bylaws, the Board of Directors consists of seven (7) persons.

         The Board of Directors has nominated the following persons for election as directors. All of them were elected at the 2001 Annual Meeting of Shareholders and in previous years as shown in the following table.



                                                   DIRECTOR                 PRINCIPAL OCCUPATION(S)
          NAME, AGE, AND PRESENT                    OF THE                 OR EMPLOYMENT(S) DURING
        POSITIONS WITH THE COMPANY                  COMPANY                 PAST FIVE OR MORE YEARS
    AND THE INSURANCE SUBSIDIARIES(1)                SINCE               AND CERTAIN DIRECTORSHIPS(2)
    ------------------------------                   -----               -------------------------
John H. Harralson, Jr.                               1990          Publisher, Southern Publishing d/b/a
74                                                                 THE VOICE TRIBUNE (suburban newspaper),
Director of the Company                                            Louisville, Kentucky
and the Insurance Subsidiaries

Lane A. Hersman                                      1995          Present principal positions with the Company
50                                                                 and Citizens Security since 1995; formerly
Executive Vice President and Chief                                 senior financial management positions
Operating Officer and Director of the                              with the Company since 1991 and Citizens
Company; President and Chief                                       Security since 1988
Executive Officer and Director of the
Insurance Subsidiaries

Frank T. Kiley                                       1990          Principal, Security Management Company
55                                                                 (investments and investment management),
Director of the Company                                            Louisville, Kentucky

Earle V. Powell                                      1990          Retired; Trustee, Kentucky Teachers
85                                                                 Retirement Board, Frankfort, Kentucky
Director of the Company
and the Insurance Subsidiaries

Thomas G. Ward                                       1990          President, Third Kentucky Cellular
64                                                                 Corporation (telecommunications),
Director of the Company                                            Lexington, Kentucky
and the Insurance Subsidiaries

Darrell R. Wells                                     1990          General Partner, Security Management
59                                                                 Company (investments and investment
President and Chief Executive Officer,                             management), Louisville, Kentucky.
Director and Chairman of the Board of                              Director, Churchill Downs Incorporated
the Company                                                        and Jundt Growth Fund

Margaret A. Wells                                    1993          Homemaker and civic volunteer,
55                                                                 Louisville, Kentucky
Director of the Company


------------------
(1) The Company's Insurance Subsidiaries are Citizens Security Life Insurance Company ("Citizens Security"), the Company's corporate predecessor; United Liberty Life Insurance Company ("United Liberty"); and Citizens Insurance Company ("Citizens Insurance"), which is presently inactive. The Company's other subsidiary is not significant to its overall business.

(2) Directorships in publicly-held companies other than the Company, in registered investment companies and, in the discretion of the nominees, other organizations.

         The persons  named on the  enclosed  proxy intend to vote for the seven
(7) nominees, unless you indicate on the proxy that your votes should be withheld from any or all such nominees, subject to the matters described in "Discretionary Authority in Election of Directors," below. If there are more nominees at the meeting than there are directorships, the nominees receiving the highest number of votes will be elected to the available directorships.

                DISCRETIONARY AUTHORITY IN ELECTION OF DIRECTORS

         All of the nominees have agreed to serve if elected. If, however, any nominee is unable to serve, the persons named on the proxy, or their substitutes, reserve the right to vote for a substitute nominee selected by our Board of Directors. In addition, if any shareholder or shareholders vote their shares for the election of a director or directors other than the nominees named above, the persons named on the proxy, or their substitutes, reserve the right to vote cumulatively for less than all of the nominees named above or any substitute nominees, as they may choose.

         If for any reason more than seven (7) people are to be elected to our Board of Directors, the persons named on the proxy, or their substitutes, are not permitted to vote for more than seven (7) nominees. If for any reason less than seven (7) persons are to be elected directors, the persons named on the proxy reserve the right to vote such shares for a reduced number of nominees from among those named above, or any substitute nominees.


                          BOARD MEETINGS AND COMMITTEES

         Our Board of Directors held five (5) meetings during 2001. Each of the directors attended at least 75% of the total number of meetings of the Board and the committees on which she or he served.

         Our Board of Directors has delegated certain functions to standing committees of the Board, including the Executive and Audit Committees. We have not established standing nominating or compensation committees or committees performing similar functions.

THE EXECUTIVE COMMITTEE:       Held one (1) meeting in 2001.

         CURRENT MEMBERS:      Messrs. Wells, Hersman, and Kiley.

         FUNCTIONS:            This committee is authorized to perform all of
                               the functions of the Board except as limited by the Company's Articles of Incorporation and Bylaws and by certain provisions contained in the resolution of the Board that created the Executive Committee.

THE AUDIT COMMITTEE:           Held four (4) meetings during 2001.

         CURRENT MEMBERS:      Messrs. Harralson, Powell and Ward.

         FUNCTIONS:            This committee operates under a written charter
                               adopted by the Board of Directors. Its primary responsibility is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board of Directors. Its members are independent as defined under the listing standards of the National Association of Securities Dealers.

         The following is the report of the Audit Committee for the current year.

                The Audit Committee of the Board of Directors is currently composed of the three (3) independent directors named below. The Committee recommends to the Board of Directors the selection of the Company's independent accountants.

                Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

                In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

                The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants their independence.

                Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                             Earle V. Powell
                                             John H. Harralson, Jr.
                                             Thomas G. Ward


                              DIRECTOR COMPENSATION

         Each member of the Board of Directors who is not a full-time employee of the Company or its subsidiaries or who is not otherwise compensated as such receives a fee of $1,900 ($2,000 effective second quarter of 2002) per quarter if she or he attends all meetings of the Board of Directors. Five hundred dollars is deducted from each quarterly payment for each meeting missed by the director for that quarter.


                        EXECUTIVE OFFICERS OF THE COMPANY

         Our executive officers, as listed below, are elected annually and serve at the pleasure of our Board of Directors.





     DIRECTOR                     PRESENT POSITIONS WITH THE COMPANY          PRINCIPAL OCCUPATION(S) OR EMPLOYMENT(S)
     NAME/AGE                      AND THE INSURANCE SUBSIDIARIES (1)             DURING PAST FIVE OR MORE YEARS
     --------                     -----------------------------------             ------------------------------
Darrell R. Wells                 President and Chief Executive Officer        General Partner, Security
59                               (since 1995), Director and Chairman of       Management Company (investments
                                 the Board of the Company                     and investments management),
                                                                              Louisville, Kentucky

Lane A. Hersman                  Executive Vice President and Chief           Present principal positions with the
50                               Operating Officer and Director of the        Company and with Citizens Security
                                 Company; President and Chief Executive       since 1995 and with United Liberty
                                 Officer and Director of the Insurance        since 1998; formerly senior financial
                                 Subsidiaries                                 management positions with the Company
                                                                              since 1991 and with Citizens Security
                                                                              since 1988

Robert N. Greenwood              Vice President, Operations, of the           Present position with the Company
67                               Company; Senior Vice President,              since 1992, with Citizens Security
                                 Operations, of Citizens Security and         since 1989 and with United Liberty
                                 United Liberty                               since 1998

James L. Head                    Vice President, Administration, of the       Present positions with the Company
68                               Company; Senior Vice President,              since 1992, with Citizens Security
                                 Administration, of Citizens Security and     since 1990, and with United Liberty
                                 United Liberty                               since 1998

Stephen L. Marco                 Vice President and Chief Actuary of the      Present positions with the Company
51                               Company; Senior Vice President and           since 1993, with Citizens Security
                                 Chief Actuary of Citizens Security and       since 1992, and with United Liberty
                                 United Liberty                               since 1998

                                        6



                                  PRESENT POSITIONS WITH THE COMPANY          PRINCIPAL OCCUPATION(S) OR EMPLOYMENT(S)
     NAME/AGE                      AND THE INSURANCE SUBSIDIARIES (1)             DURING PAST FIVE OR MORE YEARS
     --------                     -----------------------------------             ------------------------------

Paul M. Marquess                 Vice President, Agency, of the               Present positions with the Company
64                               Company; Senior Vice President,              and Citizens Security since 1996 and
                                 Agency, of Citizens Security and United      with United Liberty since 1998
                                 Liberty

Brent L. Nemec                   Vice President, Accounting and Chief         Present positions with the Company
47                               Financial Officer, and Treasurer of the      and Citizens Security since 1996 and
                                 Company; Senior Vice President,              with United Liberty since 1998
                                 Accounting and Chief Financial Officer
                                 and Treasurer of the Insurance Subsidiaries

Tonya G. Crawford                Vice President, Pre-Need, of the             Present positions with the Company
39                               Company and Senior Vice President,           since 1999 and with Citizens
                                 Pre-Need, of Citizens Security and           Security and United Liberty since
                                 United Liberty                               1998; formerly Director of
                                                                              Operations of United Liberty
                                                                              (acquired in 1998)


-------------------------
(1) The Company's Insurance Subsidiaries are Citizens Security Life Insurance Company ("Citizens Security"), the Company's corporate predecessor; United Liberty Life Insurance Company ("United Liberty"); and Citizens Insurance Company ("Citizens Insurance"), which is presently inactive. The Company's other subsidiary is not significant to its business.


                             EXECUTIVE COMPENSATION

         The following table provides a profile of our executive compensation and shows, among other things, salaries and bonuses paid during the last three years to the persons named, who include our President and Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.


                                                                SUMMARY COMPENSATION TABLE
                                                                    ANNUAL COMPENSATION


                                                                                            OTHER
      NAME AND PRINCIPAL POSITIONS                                                          ANNUAL           ALL OTHER
           WITH THE COMPANY               YEAR        SALARY           BONUS             COMPENSATION    COMPENSATION(4)

Darrell R. Wells, President and Chief     2001       $      0         $    0              $2,568(2)         $    0
Executive Officer and Chairman of the     2000       $      0         $    0               6,979(2)         $    0
Board(1)                                  1999       $      0         $    0                  $0            $    0

Lane A. Hersman, Executive Vice           2001       $135,846         $    0              $7,096(3)         $4,702
President and Chief Operating Officer     2000       $124,330         $    0              $6,833(3)         $4,465
and Director                              1999       $118,412         $1,000              $6,833(3)         $3,673

Brent L. Nemec, Vice President,           2001       $118,077         $    0                  $0            $3,871
Accounting and Chief Financial            2000       $108,429         $    0                  $0            $3,297
Officer and Treasurer                     1999       $103,289         $1,000                  $0            $3,131

Stephen L. Marco                          2001       $115,481         $    0                  $0            $4,101
Vice President and Chief Actuary          2000       $106,289         $    0                  $0            $3,821
                                          1999       $101,816         $1,000                  $0            $3,450

Robert N. Greenwood                       2001       $113,154         $    0                  $0            $3,378
Vice President, Operations                2000       $104,923         $    0                  $0            $3,240
                                          1999       $100,924         $1,000                  $0            $3,124

-------------------------
(1) Mr. Wells has not received any salary or bonus for serving as an officer in a part-time capacity.

(2) Other Annual Compensation consists of personal use of an airplane partly owned by the Company.

(3) Other Annual Compensation consists of reimbursement of auto expenses.

-------------------------
(4) The amounts shown in this column represent Company contributions to the Company's 401(k) plan and term life insurance premiums, as follows:






       YEAR             MR. WELLS         MR. HERSMAN          MR. NEMEC         MR. MARCO        MR. GREENWOOD
       ----             ---------         -----------          ---------         ---------        -------------

                                                      401(K)
.....................................................................................................................
     2001                  $0                $3,145             $2,519            $2,779              $2,723

     2000                  $0                $2,948             $1,967            $2,519              $2,486

     1999                  $0                $2,235             $1,870            $1,924              $1,907



                                              LIFE INSURANCE PREMIUMS
.....................................................................................................................
     2001                  $0                $1,557             $1,352            $1,322               $655

     2000                  $0                $1,517             $1,330            $1,302               $754

     1999                  $0                $1,438             $1,261            $1,526              $1,217



                              EMPLOYMENT AGREEMENTS

         Messrs. Hersman and Marco have agreements with the Company and Citizens Security that, until September 30, 2002, would provide for a severance payment of one year's current salary unless such officer dies, voluntarily resigns or is terminated for cause as defined in the agreements.


               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

         Each year, the Board of Directors, other than Mr. Hersman, sets the compensation and benefits of executive officers of the Company at one of its meetings held after completion of the Company's financial statements for the preceding year. The Board has not adopted a formal compensation policy and does not regularly employ compensation consultants. In 2001, the only material component of executive officer compensation was salary, in addition to benefits generally available to all employees. The decision process begins with a salary proposal by Mr. Hersman for each executive officer, other than himself. In general, the Board intends that salary levels will be near the median for executives with comparable responsibilities at comparable companies in the insurance industry, although reliable industry data is difficult to obtain, and that they will be competitive with other opportunities available to Company executives. Salaries are indirectly related to corporate performance in that improved Company performance improves the climate for annual salary increases, but no portion of executive salaries is contingent upon meeting specific criteria. The Company has not adopted a bonus plan or other incentive compensation plan, other than the 1999 Stock Option Plan. No options have as yet been granted under the Plan.

         Mr. Wells, the Company's president and chief executive officer, has not received any salary or bonus or benefits generally provided to employees of the Company. Mr. Wells is the Company's largest beneficial shareholder and has responsibilities for various other businesses not otherwise connected with the Company.

                                               John H. Harralson, Jr.
                                               Frank T. Kiley
                                               Earle V. Powell
                                               Thomas G. Ward
                                               Darrell R. Wells
                                               Margaret A. Wells


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% shareholders to file reports of holdings and transactions in our shares with the SEC. Based on our records and other information, we believe that our directors, executive officers and 10% shareholders met these requirements in 2001.

                                PERFORMANCE GRAPH

         This graph compares our total shareholder return with like data for the Russell 2000 Index and the Total Return Industry Index for NASDAQ Insurance Stocks prepared by Center for Research in Securities Prices. The graph assumes $100 invested at the per share closing price of the Class A Stock on the NASDAQ SmallCap Market on December 31, 1996 in Citizens Financial and each of the indices. All data assume reinvestment of dividends. The Company has not historically paid dividends.

                                [GRAPH OMITTED]


                                   1996           1997           1998          1999           2000           2001
                           -----------------------------------------------------------------------------------------
Citizens Financial                $100.00        $114.29        $157.14       $209.52        $223.81        $157.14
Russell                           $100.00        $122.36        $119.25       $144.60        $140.23        $143.71
Nasdaq Insurance                  $100.00        $146.73        $130.73       $101.41        $127.35        $136.51



                  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                                 PARTICIPATION

         The members of the Board of Directors who participate in decisions regarding the compensation of our executives are John H. Harralson, Jr., Frank
T. Kiley, Earle V. Powell, Thomas G. Ward, Darrell R. Wells, Margaret A. Wells and, except as to his own compensation, Lane A. Hersman. Mr. Wells and Mr. Hersman are current executive officers of the Company and Mr. Powell was president of Citizens Security until his retirement in 1989.

         Mr. Wells has  responsibilities  for other  businesses  including those
that  employ  Mr.  Kiley,   and  either   determines  or   participates  in  the
determination of the compensation received by him from his employers.

         Mr. Wells and Mr. Kiley are affiliated with other entities that are involved in continuing transactions with the Company. These transactions are described in the next section.

                  CERTAIN TRANSACTIONS INVOLVING DIRECTORS AND
                               EXECUTIVE OFFICERS

         Darrell R. Wells, the Company's President and Chairman of the Board, provides us with securities portfolio management services under four separate contracts, one with us and one with each of our three insurance subsidiaries. He does so through SMC Advisors, Inc., an investment advisory entity of which he is the principal officer, a director, and the sole shareholder. Frank T. Kiley, a Director of the Company, is also an officer and director of SMC Advisors. Each contract with SMC Advisors provides for us to pay a fixed annual fee plus incentive compensation equal to five percent (5%) of any net gain from net realized and net unrealized capital gains and losses in the bond and stock portfolios of the particular company involved for the year. The aggregate fees we incurred under the four contracts as a group last year were as follows: fixed fees of $45,000 (0.04% of average cash and invested assets for the year); and incentive fees of $48,168 (0.04%) of average cash and invested assets for the year). Any excess of net realized and unrealized capital losses over net realized and unrealized capital gains at the end of a year is not carried forward to the next year. Each contract provides for automatic renewal for successive one-year periods unless we or SMC Advisors notifies the other, at least 30 days prior to the end of the current contract period, that we or it intends to terminate the contract. The contracts have been renewed for 2002. The contracts are also subject to termination in certain events of default or insolvency. Portfolio investments are limited to investments that comply with the Kentucky Insurance Code and regulations and the overall investment policies of the Company and our insurance subsidiaries.

         Insurance laws require the Company's insurance subsidiaries to deposit portions of their assets in bank custodial accounts for the protection of policyholders. The principal custodian for such statutory deposits and other assets is Commonwealth Bank and Trust Company, which is controlled by Mr. Wells. The fees we pay the bank are based on the amount of assets held. In 2001, we paid $94,199 in fees to the bank. Mr. Kiley is also a director of the bank.

         Our subsidiary Corporate Realty Service, Inc. manages our home office building, as well as two office buildings owned by partnerships controlled by Mr. Wells. These partnerships pay management fees to Corporate Realty Service based upon a percentage of rental income and leasing commissions according to a prescribed schedule, and also reimburse certain salary expenses of Corporate Realty Service. During 2001, the partnerships paid Corporate Realty Service $174,746, consisting of $75,394 in management fees, $43,874 in leasing commissions and $55,478 in salary reimbursement. Mr. Kiley also owns interests in the partnerships. Corporate Realty Service provides occasional consulting services to Commonwealth Bank and Trust Company on an hourly fee basis. Such fees totaled $12,100 in 2001.


                                  OTHER MATTERS

         We are not aware of any other matters requiring a vote of shareholders at the Annual Meeting (except for procedural matters), and we do not expect any such other matters to arise. If, however, any such other matters are presented, the persons named on the enclosed proxy, or any substitutes, will vote on these matters according to their judgment of the best interests of the Company.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Ernst & Young, LLP has served as our independent accountant and the auditor of our annual financial statements since the Company was organized in 1990. The Board of Directors ordinarily selects our independent accountant and auditor in the last half of the year. It has not yet made a selection for the current year.

         The Company paid or accrued fees payable to Ernst & Young, LLP for the year ending December 31, 2001 as follows:

            AUDIT FEES. Fees for professional services for the audit of the Company's annual consolidated financial statements and the review of the consolidated financial statements included in the Company's quarterly reports were $77,200.

            FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no fees for services of this kind during the year.

            ALL OTHER FEES. Fees for all other services were $77,770, including $64,200 for audits of the separate annual financial statements of the Insurance Subsidiaries submitted to insurance regulatory authorities and $13,750 for review of income tax returns and other services.

         The Audit Committee has determined that the provision by Ernst & Young, LLP of the services covered by All Other Fees is compatible with maintaining its independence.

         We expect that a representative of Ernst & Young, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions.


                              FINANCIAL STATEMENTS

         Our most recent annual financial statements are contained in the 2001 Annual Report to Shareholders, which may be enclosed with this proxy statement. You may obtain additional copies of the Annual Report by writing to the President, The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243. Although enclosed, you should not consider the Annual Report and such financial statements as part of this statement because we do not consider the information contained in the Annual Report or financial statements material for purposes of exercising your judgment regarding the matters considered at the Annual Meeting.


                            PROPOSALS BY SHAREHOLDERS

         Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules. If you would like for us to consider including a proposal in the Board of Directors' proxy statement and form of proxy for presentation at the 2003 Annual Meeting of Shareholders, you must deliver it to our offices not later than December 24, 2002. If you intend to submit a proposal at the 2003 Annual Meeting of Shareholders but do not intend to include it in the Board of Directors' proxy statement and form of proxy for that meeting, you must provide appropriate notice to us not later than March 8, 2003. You should send your proposals or notices described above to the Secretary of the Company at The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243.


                               GENERAL INFORMATION

         Our Board of Directors is conducting this solicitation of proxies primarily by mail. The Company will bear the costs of the solicitation, which may include reimbursement to brokerage firms and others for expenses involved in forwarding this solicitation material for the Annual Meeting to you and other shareholders on our behalf. Certain officers, directors, and regular employees of the Company may also solicit proxies on behalf of the Board of Directors by means of telephone calls, personal interviews, and mail at no additional expense to the Company, except any actual out-of-pocket communications charges.

         Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

                                  By Order of the Board of Directors,



                                  DARRELL R. WELLS
                                  PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           APPENDIX TO PROXY STATEMENT
                               FORM OF PROXY CARD

                                     (Front)

PROXY

                         CITIZENS FINANCIAL CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR SHAREHOLDERS MEETING ON MAY 23, 2002

         The undersigned hereby appoints James L. Head and Len E. Schweitzer and each or either of them, as true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned in all matters coming before the 2002 Annual Meeting of Shareholders of Citizens Financial Corporation to be held at the office of the Company, The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky on Thursday, May 23, 2002 at 4:00 p.m. Eastern Daylight Time, and any adjournments thereof, and to vote all shares owned of record by the undersigned as follows:

         1.  ELECTION OF DIRECTORS

             Nominees: John H. Harralson, Jr., Lane A. Hersman, Frank T. Kiley, Earle V. Powell, Thomas G. Ward, Darrell R. Wells and Margaret A. Wells.

             [ ] VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any):

             ------------------------------------------------------------------

                  OR

             [ ] VOTE WITHHELD from all nominees listed above.

         2.  OTHER MATTERS
             In their discretion, to vote with respect to any other matters that may come before the Meeting or any adjournments thereof, including matters incident to its conduct.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE SHAREHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1, WITH THE DISCRETIONARY AUTHORITY SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

                    PLEASE DATE AND SIGN ON THE REVERSE SIDE

                                     (Back)


                                      Dated:_________________________, 2002
PLEASE SIGN EXACTLY AS
NAME APPEARS BELOW


                                      ____________________________Signature

                                      ____________________________Signature



                                     (JOINT OWNERS SHOULD EACH SIGN.
                                     ATTORNEYS-IN-FACT, EXECUTORS,
                                     ADMINISTRATORS, CUSTODIANS,
                                     PARTNERS, OR CORPORATION
                                     OFFICERS SHOULD GIVE FULL TITLE).





                    PLEASE DATE, SIGN, AND RETURN THIS PROXY
                       IN THE ENCLOSED ENVELOPE PROMPTLY.
                        NO POSTAGE IS NECESSARY IF MAILED
                              IN THE UNITED STATES.